As filed with the Securities and Exchange Commission on January 19, 2017
Registration No. 333- 215592

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	36-0168610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
(Address and Zip Code of Principal Executive Offices)

ACTUANT CORPORATION 2017 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Rick T. Dillon	Copy to:
Executive Vice President and Chief Financial Officer	John Tamisiea
Actuant Corporation	Eric Orsic
N86 W12500 Westbrook Crossing	McDermott Will & Emery LLP
Menomonee Falls, Wisconsin 53051	227 West Monroe Street
Chicago, Illinois 60606
(Name and address of agent for service)

(262) 293-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

ACTUANT CORPORATION
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8
This Post-Effective Amendment No. 1 (the “Amendment”) to that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 18, 2017 (the “Original Filing”) is being filed by Actuant Corporation (the “Company”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add Exhibit 5.1, the opinion of counsel to the Company, which was inadvertently omitted from the Original Filing. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item  8.    Exhibits
See “Index to Exhibits” following the signature page, which is incorporated herein by reference.
______________________________________________________________________________________________________

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin on January 19, 2017.

ACTUANT CORPORATION

By:	/s/ RICK T. DILLON
Name:	Rick T. Dillon
Title:	Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities indicated on January 19, 2017.

Signature	Title

*	Director, President and Chief Executive Officer (Principal Executive Officer)
Randal W. Baker

*	Director, Chairman of the Board
Robert A. Peterson

*	Director
Gurminder S. Bedi

*	Director
R. Alan Hunter, Jr.

*	Director
Danny L. Cunningham

*	Director
Holly A. Van Deursen

*	Director
Dennis K. Williams

*	Director
E. James Ferland

/s/ RICK T. DILLON	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Rick T. Dillon

*	Controller (Principal Accounting Officer)
Robert A. Wrocklage

* By:	/s/ RICK T. DILLON
Rick T. Dillon as Attorney-in-Fact

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
4.1(a)
Amended and Restated Articles of Incorporation of Actuant Corporation (filed as Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001 and incorporated herein by reference).

4.1(b)
Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003 and incorporated herein by reference).

4.1(c)
Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 and incorporated herein by reference).

4.1(d)	Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 18, 2006 and incorporated herein by reference).

4.1(e)	Amendment to Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 14, 2010 and incorporated herein by reference).

4.2	Amended and Restated Bylaws, as last amended effective July 22, 2015 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 23, 2015 and incorporated herein by reference).

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1†	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of Attorney (set forth on signature page to Form S-8 filed January 18, 2017).

99.1
Actuant Corporation 2017 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 5, 2016 relating to the Company’s annual meeting of shareholders held on January 17, 2017 and incorporated herein by reference).

†Previously filed.